UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2011

Palmetto Bancshares, Inc.

(Exact name of registrant as specified in its charter)

South Carolina	0-26016	74-2235055
State or other jurisdiction of incorporation	Commission File Number	IRS Employer I.D. number

306 East North Street, Greenville, South Carolina	29601
Address of principal executive offices	Zip Code

800.725.2265

Registrant’s telephone number

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 27, 2011, Palmetto Bancshares, Inc. (the “Company”) filed with the Secretary of State of South Carolina Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation, which effected a reverse stock split of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a ratio of one-for-four, effective 11:59 p.m., Eastern Standard time, on June 28, 2011. The number of authorized shares of Common Stock was correspondingly adjusted from 75,000,000 shares to 18,750,000 shares. A copy of the Articles of Amendment is included as Exhibit 3.1 to this report and is incorporated by reference herein.

As a result of the reverse stock split, every four shares of the Company’s Common Stock issued and outstanding immediately prior to the effective time will be combined and reclassified into one share of Common Stock. The Company will not issue fractional shares of Common Stock. Fractional shares resulting from the reverse stock split will be rounded up to the nearest whole share.

In connection with the filing of Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation, which effected the reverse stock split, the Company issued a news release dated June 27, 2011. A copy of the news release is attached hereto as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Item Number	Exhibit

3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of Palmetto Bancshares, Inc.

99.1	News release dated June 27, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALMETTO BANCSHARES, INC.

By:

/s/ Roy D. Jones
Roy D. Jones
Chief Financial Officer

Date: June 27, 2011

INDEX TO EXHIBITS

Item Number	Exhibit

3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of Palmetto Bancshares, Inc.

99.1	News release dated June 27, 2011.